UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                        Date of Report: November 9, 2001
               Date of the Earliest Event Reported: March 22, 2001


                       RIGHT MANAGEMENT CONSULTANTS, INC.
             (Exact name of registrant as specified in its charter)


                                  Pennsylvania
                 (State or other jurisdiction of incorporation)


             0-15539                               23-2153729
           (Commission                    (IRS Employer Identification
           file number)                              Number)



              1818 Market Street, Philadelphia, Pennsylvania 19103
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (215) 988-1588

Item 5:  Other Matters

The Board of Directors of Right Management Consultants, Inc. (the Company), approved amendments to the Directors' Stock Option Plan on March 22, 2001, and the shareholders of the Company approved these amendments on May 3, 2001. The amendments change the number of shares as to which options will be granted to each non-employee Director in December 2001 to 7,500 shares, reflecting both the April and November 2001 three-for-two stock splits. Commencing December 2001, the amendments to the termination provisions provide for an option expiration date ten years from the option's grant date for option grants and delete the provision requiring an option's termination upon the expiration of three months from the date of a Director's termination other than for disability or death. However, no additional shares will vest following a Director's termination of service except if due to death or disability. The amended and restated Directors' Stock Option Plan is filed as Exhibit 99.1 of this Form 8-K.

Also, on October 22, 2001, the Company announced that its Board of Directors has approved a three-for-two common stock split, to be effected on November 1, 2001 through a 50% stock dividend, for shareholders of record as of October 26, 2001. In conjunction with this stock split, the Board of Directors has also amended
Article 5 of the Company's Articles of Incorporation , as previously amended, to increase the authorized common stock of the Company. The Board of Directors has approved an additional 10,000,000 authorized shares of common stock with a par value of $0.01 per share, resulting in 30,000,000 shares of authorized common stock. A copy of the press release announcing the three-for-two stock split is filed as Exhibit 99.2 and a copy of the Articles of Amendment to the Company's Articles of Incorporation is filed as Exhibit 3.1 of this Form 8-K.

Item 7:  Exhibits

Exhibit
Number   Description

3.1      Articles of Amendment to the Company's Articles of Incorporation

99.1     Amended and Restated Directors' Stock Option Plan

99.2     Press release announcing a three-for-two common stock split



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    RIGHT MANAGEMENT CONSULTANTS, INC.
                                    (Registrant)

Date: November 9, 2001              By: /S/ Charles J. Mallon
                                        --------------------------------------
                                        Charles J. Mallon
                                        Executive Vice President and
                                        Chief Financial Officer